EXHIBIT 23.01








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements Nos. 33-3777, 33-16650, 33-55383, 33-63956 and 333-12463 of our
report, dated April 22, 1998, with respect to the consolidated financial statements and schedule of Park Electrochemical Corp. included in the Annual Report on Form 10-K of Park Electrochemical Corp. for the fiscal year ended March 1, 1998.



ERNST & YOUNG LLP



New York, New York
May 28, 1998






[ex2301]